[FRONT SIDE OF NOTE]

                                SUNAMERICA INC.
                        6.75% Note Due October 1, 2007

Number
R-1                                                            CUSIP 866930AH3


      Unless and until this certificate is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("DTC"), to its nominee or by its nominee to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary. Any certificate issued in exchange herefor shall be registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment in respect hereof shall be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC).

      SUNAMERICA INC., a Maryland corporation (the "Issuer", which term includes any successor corporation under the Senior Indenture hereafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, the principal sum of ONE HUNDRED MILLION DOLLARS on October 1, 2007, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 1 and October 1 of each year, commencing April 1, 1998, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the April 1 or the October 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid on this Note or duly provided for, in which case from October 7, 1997, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed by first class mail to the address of the person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after March 15 or September 15, as the case may be, and before the following April 1 or October 1, as the case may be, this Note shall bear interest from such April 1 or October 1; provided, that if the Issuer shall default in the payment of interest due on such April 1 or October 1, then this Note shall bear interest from the next preceding April 1 or October 1 to which interest has been paid or duly provided for or, if no interest has been paid on this Note or duly provided for, from October 7, 1997. The interest so payable on any April 1 or October 1, will, subject to certain exceptions provided in the Senior Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such April 1 or October 1. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Senior Indenture referred to on the reverse hereof by manual signature.

      IN WITNESS WHEREOF, SunAmerica Inc. has caused this instrument to be signed by facsimile by one of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


                             TRUSTEE'S CERTIFICATE
                               OF AUTHENTICATION
    This is one of the Securities referred to in
        the within-mentioned Senior Indenture.
                            THE FIRST NATIONAL BANK
                                  OF CHICAGO,
                                              as Trustee



_________________________________          _________________________________
       AUTHORIZED SIGNATORY                    EXECUTIVE VICE PRESIDENT
          SUNAMERICA INC.







                           EXECUTIVE VICE PRESIDENT

                               [REVERSE OF NOTE]

                                SUNAMERICA INC.
                        6.75% Note Due October 1, 2007


      This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to a Senior Indenture dated as of April 15, 1993, as amended by indenture supplement dated June 28, 1993 and October 28, 1996 (herein called the "Senior Indenture"), duly executed and delivered by the Issuer to The First National Bank of Chicago, as Trustee (herein called the "Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Senior Indenture. This Note is one of a series designated as the 6.75% Notes due October 1, 2007 (the "Notes") of the Issuer, limited in aggregate principal amount to $100,000,000.

      Except as otherwise provided in the Senior Indenture, this Note will be issued in global form only registered in the name of the Depositary or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Senior Indenture, and ownership of this Note shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

      In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

      The Senior Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series issued under such Senior Indenture then Outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Senior Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each Security affected thereby, (i) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair the right to institute suit for the enforcement of any payment on any Security when due or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Senior Indenture, the consent of the Holders of which is required for any such modification. It is also provided in the Senior Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

      No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, and in the manner and subject to the limitations provided in the Senior Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

      The Notes are not redeemable or repayable prior to maturity and are not entitled to any sinking fund.

      Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Senior Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

      No recourse under or upon any obligation, covenant or agreement of the Issuer in the Senior Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholders, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

      This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

      Terms used herein which are defined in the Senior Indenture shall have the respective meanings assigned thereto in the Senior Indenture.


                                 ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common       UNIF GIFT
TEN ENT - as tenants by the          MIN ACT-  ________  Custodian ________
          entireties                            (Cust)              (Minor)
 JT TEN - as joint tenants
          with right                      Under Uniform Gifts to Minors
          of survivorship                       Act _______________________
          and not as tenants                              (State)
          in common

  Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

___________________________________________________________________________

___________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________
     PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

___________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:__________________       Signed: ____________________________________
                               NOTICE: The signature to this assignment
                                       must correspond with the name as
                                       written upon the face of the within
                                       Note in every particular without
                                       attention or enlarge ment or any
                                       change whatsoever.


Signature Guarantee:

________________________